EXHIBIT 10.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is entered into as of this 20th.day of February, 2014 by and between Technologies Scan Corp, a Nevada corporation (the “Company”) and Ghislaine St-Hilaire (“GSH”).

RECITALS:

WHEREAS the Company is indebted to  GSH relating to a loan advance in the amount of $124,283.38 (the "Debt"), which Debt is evidenced on its audited and/or reviewed financial statements filed with the Securities and Exchange Commission;

AND WHEREAS GSH acknowledges that the Company is on the verge of finalizing an RTO and is required to eliminate all Debts in the Company;

AND WHEREAS the Company and  GSH have agreed that since the Company is unable to repay the Debt, the Debt will be satisfied by the conversion of the Debt into shares of common stock of the Corporation at $0.005 per share;

AND WHEREAS the Company and  GSH desire to memoralize their agreement in this certain settlement agreement dated February 20, 2014 (the “Settlement Agreement”), pursuant to which the Company agrees to settle the Debt by the issuance of an aggregate 24,856,676 shares of common stock and  GSH agrees to accept the issuance of the 24,856,676 shares of common stock as full and complete satisfaction of the Debt;

AND WHEREAS the Board of Directors of the Company by unanimous written consent dated February 20, 2014 has approved the execution of this Settlement Agreement and the issuance of the 24,856,676 shares of free trading common stock to GSH as settlement of the Debt; and

AND WHEREAS the Company and GSH desire to release one another from any and all further liability as related to the aforesaid Debt.

NOW THEREFORE in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  The Company agrees to issue to GSH 24,856,676 shares of its free trading common stock at $0.005 per share as of February 20, 2014 as full and complete satisfaction and payment of the Debt.

2.  GSH agrees to accept the issuance of 24,856,676 shares of the free trading common stock of the Company as full and complete satisfaction and payment of the Debt.

3. The Company and GSG shall agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Agreement, relating to the aforesaid Debt.

4. Ontario acknowledges that the issuance of the 24,856,676 shares of free trading common stock: (i) has not been registered under the Securities Act of 1933, as amended (the “1933 Securities Act”); (ii) is in reliance on the exemption provided by Section 4(2) and/or Regulation S of the 1933 Securities Act; (iii) are being acquired solely for  GSH's own account without any present intention for resale or distribution; (iv) will not be resold without registration under the 1933 Securities Act or in compliance with an available exemption from registration, unless the shares of common stock are registered under the 1933 Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed distribution of the shares of common stock will not violate the registration requirements of the 1933 Securities Act and any applicable state securities laws; and (v) that  Ontario understands the economic risk of an investment in the common stock and has had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to the acquisition of the common stock.

5.  This Settlement Agreement shall be effective as of February 20, 2014 and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.

TECHNOLOGIES Scan Corp.

Date: February 20, 2014	By:	/s/ Ghislaine St-Hilaire
President/Chief Executive Officer

Date: February 20, 2014		/s/ Ghislaine St-Hilaire
Ghislaine St-Hilaire